                                   EXHIBIT C

                                                               Execution Version

                       PURCHASE AND SUBSCRIPTION AGREEMENT

        THIS PURCHASE AND SUBSCRIPTION AGREEMENT, dated as of October 17, 2003 (this "Agreement"), is by and among TalkPoint Communications Inc., a Delaware corporation (the "Company"), Moneyline Networks, LLC, a Delaware limited liability company ("MLN"), each party whose name appears on the signature pages of this Agreement (each an "Investor" and, collectively, the "Investors") and, with respect to Sections 4(e) and 13 hereof, Moneyline Telerate Holdings, a Delaware corporation ("MTH").

                                    RECITALS

        WHEREAS, MLN beneficially owns 33,289,824 shares (the "MLN Shares") of common stock, par value $0.01 per share (the "Common Stock") of the Company, which represents approximately 57% of the aggregate number of outstanding shares of Common Stock;

        WHEREAS, each of the Investors desires to make a cash investment in the Company in exchange for (i) newly issued shares of Common Stock (the "Newly Issued Common Stock") and (ii) a note of the Company convertible into Common Stock substantially in the form attached hereto as Exhibit A (a "Convertible Note") secured by certain assets of the Company pursuant to a Security Agreement substantially in the form attached hereto as Exhibit B (the "Security Agreement"), with the minimum aggregate investment of the Investors being $1,200,000;

        WHEREAS, each of the Investors desires to purchase from MLN, simultaneously with the purchase of the Newly Issued Common Stock and the Convertible Note, a number of MLN Shares (the transfer of such MLN Shares together with the issuance of the Newly Issued Common Stock and the Convertible Notes, the "Investment Transaction");

        WHEREAS, in connection with the Investment Transaction, MLN and the Company will enter into a distribution and licensing agreement substantially in the form attached hereto as Exhibit C (the "Distribution Agreement"), (the "Distribution Transaction" and, together with the Investment Transaction, the "Transactions");

        WHEREAS, in connection with the consummation of the Transactions, MTH and the Company will terminate the Secured Credit Agreement (as defined below) and all obligations and agreements related thereto; and

        WHEREAS, a special committee of independent directors of the Board of Directors of the Company has reviewed and evaluated the terms and conditions of the Transactions and deems the consummation of the Transactions to be fair to the Company.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements and the representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions. For purposes of this Agreement:

           "Affiliate" or "Affiliates" shall have the meaning ascribed to such term by Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof or court, arbitral or other tribunal and any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.

           "Lien" means any charge, equitable interest, lien, encumbrance, claim, option, proxy by way of security, pledge, security interest, mortgage, right of first refusal, right of preemption, transfer or retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

           "Material Adverse Effect" means, as to any person, any change event or effect that is materially adverse to (a) the business, assets, financial condition, operations or results of operations of such person and its subsidiaries taken as a whole; or (b) the ability of such person to consummate the transactions contemplated by this Agreement or perform its obligations with respect thereto; provided, however, that in no event shall a decline in the market price of any person's publicly traded securities, in and of itself, constitute a Material Adverse Effect.

           "Requirements of Law" means, as to any person, the certificates of incorporation and bylaws or other organizational or governing documents of such person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, communications, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

           "Transaction Documents" means this Agreement, the Security Agreement, the Convertible Notes, the Distribution Agreement and any other documents delivered by a party at the Closing.

           "Transfer Agent" means Continental Stock Transfer & Trust Company, in its capacity as transfer agent for the Common Stock.

        2. Consummation of the Investment Transaction. On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, each of the parties hereto shall take all actions necessary to consummate the Investment Transaction at the Closing (as defined in Section 4(a)), including, without limitation, the following:

              (a) Purchase and Sale of the Newly Issued Common Stock. The Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the number of shares of Newly Issued Common Stock specified opposite such Investor's name on Schedule I hereto.

              (b) Purchase and Issuance of the Convertible Notes. The Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, a Convertible Note in the principal amount specified opposite such Investor's name on Schedule I hereto.

              (c) Purchase Price for Securities; Allocation of Purchase Price for Newly Issued Common Stock and Convertible Notes. The Company shall issue the Newly Issued Common Stock and the Convertible Notes in exchange for payment to the Company of the applicable purchase price as indicated in
     Schedule I hereto. The total purchase price payable by each Investor (as reflected on Schedule I hereto) shall be allocated 75% and 25% to the Newly Issued Common Stock and the Convertible Notes, respectively.

              (d) Purchase and Sale of the MLN Shares. MLN shall sell to each Investor, and each Investor shall purchase from MLN, the number of MLN Shares specified opposite such Investor's name on Schedule I hereto in exchange for an aggregate purchase price of $1.00 to be paid by each Investor to MLN.

        3. Consummation of the Distribution Transaction. On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, MLN and the Company shall execute and deliver the Distribution Agreement to each other.

        4.    Closing.

              (a) Closing. The closing of the Investment Transaction (the "Closing") will take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 on the date hereof (the "Closing Date").

              (b) Deliveries by the Company. At the Closing or promptly thereafter, the Company shall deliver: (i) to the Transfer Agent instructions, together with any required legal opinions, to issue certificates registered in the name of each of the Investors, representing the shares of Newly Issued Common Stock purchased by such Investor and bearing the legends required pursuant to Section 16(p) hereof, (ii) to each Investor, a duly executed Convertible Note in the principal amount set forth in Schedule I for such Investor and a duly executed copy of this Agreement and the Security Agreement and (iii) to MLN, (A) a duly executed copy of this Agreement and the Distribution Agreement and (B) $1.00, which represents consideration for the cancellation of outstanding warrants pursuant to Section 14 hereof and (iv) to MTH, a duly executed copy of this Agreement.

              (c) Deliveries by MLN. At the Closing or promptly thereafter, MLN shall (i) surrender to the Transfer Agent certificates representing its shares of Common

     Stock to be acquired by the Investors as contemplated by Section 2(d) hereof, such certificates to be accompanied by stock powers duly executed in blank by MLN with such other agreements and instruments as the Transfer Agent may require to effect the transfer of such securities, (ii) deliver to the Transfer Agent instructions, together with any required legal opinions, to issue certificates representing shares of Common Stock to be acquired by the Investors pursuant to Section 2(d) to each of the Investors, and bearing the legends required pursuant to Section 16(p) hereof, and (iii) deliver a duly executed copy of this Agreement and the Distribution Agreement to the Company and a duly executed copy of this Agreement to the Investors.

              (d) Deliveries by the Investor. At the Closing, each Investor shall deliver (i) to the Company, by wire transfer of immediately available funds to an account maintained at a commercial bank located in the United States and designated by the Company, or by such other method as the Company and such Investor shall mutually agree, an amount equal to the purchase price specified opposite such Investor's name on Schedule I hereto, (ii) to MLN, $1.00, which represents the purchase price for the MLN Shares purchased by such Investor, and (iii) to each of the Company and MLN, a duly executed copy of this Agreement and the Security Agreement.

              (e) Deliveries by MTH. At the Closing, MTH shall deliver a duly executed copy of this Agreement to the Company and the Investors.

        5. Representations and Warranties of the Company. The Company hereby represents and warrants to MLN and each Investor as follows:

              (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to issue the Newly Issued Common Stock and the Convertible Notes, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

              (b) Authority. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Convertible Notes by the Company, and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action by the Company, and no other corporate or other proceeding is necessary for the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, the issuance of the Convertible Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by the Company, and, upon the execution and delivery by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally.

              (c) Capitalization. The Newly Issued Common Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The MLN Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Common Stock issuable upon conversion of each Convertible Note has been duly authorized and, when issued in accordance with the terms of such Convertible Note, will be validly issued, fully paid and nonassessable.

              (d) Non-Contravention; Consents.

                  (i) Neither the execution and delivery by the Company of, nor the consummation or performance by the Company of any of the transactions to be consummated or performed by it under, this Agreement or the other Transaction Documents to which it is a party will directly or indirectly (with or without notice or lapse of time):
          (A) violate any provision of the Company's Certificate of Incorporation or Bylaws, (B) constitute or result in a breach or default by the Company or any of its subsidiaries, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on the Company's assets (except as provided in the Security Agreement), under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, which breach, default, termination or Lien would have a Material Adverse Effect on the Company, or (C) constitute a violation by the Company or any of its subsidiaries of any Requirements of Law that would have a Material Adverse Effect on the Company.

                  (ii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person on the part of the Company or any of its subsidiaries is required in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for the consents of MLN provided herein, filings required under federal or states securities laws to effect a Rule 506 or similar exemption under the Securities Act and such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings the failure of which to have or to make would not have a Material Adverse Effect on the Company.

              (e) SEC Filings. Since October 16, 2002, the Company has properly filed all forms, schedules, reports, prospectuses, proxy statements and documents required to be filed by the Company with the Securities and Exchange Commission (the "TalkPoint SEC Reports"). The TalkPoint SEC Reports (i) at the time they were filed, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by the filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty whatsoever concerning the TalkPoint SEC Reports as of any time other than the time they were filed.

               (f) Relationship with MLN. The Company has no material agreements with MLN other than this Agreement, the Distribution Agreement, the Stock Purchase Agreement, dated May 16, 2002, by and among MLN, B2BVideo Network Corp. ("B2B") and the Company, the Strategic Alliance Agreement, dated as of May 16, 2002, by and among MLN, B2B and the Company, the two Technology License Agreements entered into in connection therewith, and the Guarantee by Moneyline Telerate, an affiliate of MLN, in connection with the Agreement of Lease, dated as of July 7, 1999, between the Company and WU/Lighthouse 100 William, L.L.C., as amended. The Company has no outstanding indebtedness owed to MLN.

         EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5 OR THE OTHER TRANSACTION DOCUMENTS, THE COMPANY IS NOT MAKING ANY REPRESENTATIONS AND WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO MLN OR ANY INVESTOR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.

         6. Representations and Warranties of MLN. MLN hereby represents and warrants to the Company and each Investor as follows:

               (a) Organization. MLN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. MLN has the requisite limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

               (b) Authority. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by MLN, and the performance by MLN of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action by MLN, and no other proceeding is necessary for the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, the performance by MLN of its obligations hereunder and thereunder and the consummation by MLN of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by MLN, and upon the execution and delivery by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of MLN, enforceable against MLN in accordance with its terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally. The MLN Shares have been duly authorized and validly issued and are fully paid and nonassessable.

               (c)  Non-Contravention; Consents.

                    (i) Neither the execution and delivery by MLN of, nor the consummation or performance by MLN of any of the transactions to be consummated or performed by it under, this Agreement or the other Transaction Documents to which it is a party will directly or indirectly (with or without notice or lapse of time): (A) violate any provision of MLN's Certificate of Formation, Limited Liability Company Agreement or other similar organizational documents (B) constitute or result in a breach or default by MLN, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on MLN's assets, under any agreement or instrument to which MLN is a party or by which MLN is bound, which breach, default, termination or Lien would have a Material Adverse Effect on MLN, or (C) constitute a violation by MLN of any Requirements of Law that would have a Material Adverse Effect on MLN.

                    (ii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person on the part of MLN is required in connection with the execution, delivery and performance by MLN of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for the consents of MLN provided herein and such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings the failure of which to have or to make would not have a Material Adverse Effect on MLN.

               (d) MLN Shares. MLN is the record holder of the MLN Shares being transferred to the Investors, which shares are free and clear of any Liens. MLN is not bound with respect to the MLN Shares being transferred by (i) any subscription, option or other agreement pursuant to which MLN is or may become obligated to sell such shares or (ii) any voting or similar agreements other than the Stockholders Agreement that is being terminated pursuant to Section 16(a)(iii) hereof.

         EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 6 OR THE OTHER TRANSACTION DOCUMENTS, MLN IS NOT MAKING ANY REPRESENTATIONS AND WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO THE COMPANY OR ANY INVESTOR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.

         7. Representations and Warranties of the Investor. Each Investor represents and warrants to MLN and the Company as follows:

               (a) Organization. Such Investor, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

               (b) Authority. Such Investor has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such Investor that is a natural person has the requisite capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by such Investor and, upon execution and delivery by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally.

               (c)  Non-Contravention; Consents.

               (i) Neither the execution and delivery by such Investor of, nor the consummation or performance by such Investor of any of the transactions to be consummated or performed by it under, this Agreement or the other Transaction Documents to which it is a party will directly or indirectly (with or without notice or lapse of time):
          (A) violate any provision of such Investor's organizational or other governing documents, (B) constitute or result in a breach or default by such Investor or any of its subsidiaries, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on such Investor's assets, under any agreement or instrument to which such Investor or any of its subsidiaries is a party or by which such Investor or any of its subsidiaries is bound, which breach, default, termination or Lien would have a Material Adverse Effect on such Investor, or (C) constitute a violation by such Investor or any of its subsidiaries of any Requirements of Law that would have a Material Adverse Effect on such Investor.

               (ii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person on the part of such Investor or any of its subsidiaries is required in connection with the execution, delivery and performance by such Investor of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for the consents of MLN provided herein and such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings the failure of which to have or to make would not have a Material Adverse Effect on such Investor.

               (d) Investment Intention; No Resales. Such Investor understands that the Newly Issued Common Stock and the MLN Shares (together, the "Purchased Securities") being purchased by it hereunder are "restricted securities" (as defined under Rule 144 under the Securities Act) and have not been registered under the Securities Act or any applicable state securities law, and such Investor is acquiring the Purchased Securities for the purpose of investment and for its own account and not with a view to, or for resale in connection with, the distribution thereof.

               (e) Purchased Securities Unregistered; Accredited Investor. Such Investor has been advised that (i) the offer and sale of the Purchased Securities has not been registered under the Securities Act and (ii) the Purchased Securities being purchased by such Investor hereunder may need to be held indefinitely. Such Investor represents and warrants that (i) such Investor is an "Accredited Investor" under Rule 501(a) of the Securities Act; (ii) such Investor's knowledge and experience in financial and business matters are such that such Investor is capable of evaluating the merits and risks of its investment in such Purchased Securities, or such Investor has been advised by a representative possessing such knowledge and experience; (iii) such Investor and such Investor's representatives, including such Investor's professional, financial, tax and other advisors, if any, have carefully considered the proposed investment by such Investor in the Purchased Securities, and such Investor understands and has taken cognizance of (or has been advised by its representatives as to) the risk factors related to the acquisition of such Purchased Securities, and no representations or warranties (oral or written) have been made to such Investor or its representatives concerning the Purchased Securities, the Company or the Company's business, operations, financial condition or prospects or other matters except as expressly set forth herein; (iv) in making its decision to purchase the Purchased Securities being purchased by it hereunder, such Investor has relied upon independent investigations made by such Investor and, to the extent believed by such Investor to be appropriate, such Investor's representatives, including such Investor's professional, financial, tax and other advisors, if any; (v) such Investor and its representatives have been given the opportunity to request to examine all documents of, and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company (including without limitation, its prospects, intended use of proceeds, financial condition, results of operations and matters pertaining to the grand jury investigation conducted by the U.S. Department of Justice, as described in the Company's Quarterly Report on Form 10-Q for the period ended June 30,
     2003) and the terms and conditions of the acquisition of the Purchased Securities being purchased by such Investor hereunder and to obtain any additional information which such Investor or its representatives deem necessary; (vi) such Investor can sustain without adverse consequence a loss of its entire investment made hereby; (vii) such Investor is not acquiring the Purchased Securities as a result of or subsequent to any advertisement, article, notice or other communication published, or broadcast in any newspaper, magazine, radio, television, internet or other media of any type whatsoever, or presented at any seminar or meeting;
     (viii) such Investor is not a non-resident alien for federal income tax purposes or a foreign corporation, foreign trust, foreign estate or foreign company, as such terms are used in the Internal Revenue Code of 1986 as amended and the regulations and interpretations thereunder; (ix) such Investor acknowledges that the Company is entering into this Agreement in reliance upon such Investor's representations and warranties herein; and (x) such Investor has not relied on any representations or warranties of MLN or its representatives, oral or written, express or implied, other than those representations and warranties expressly made by MLN in Section 6 hereof.

               (f) Brokers. No person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from such Investor in connection with the transactions contemplated hereby.

         EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 7 OR THE OTHER TRANSACTION DOCUMENTS, SUCH INVESTOR IS NOT MAKING ANY REPRESENTATIONS AND WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO MLN OR THE COMPANY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.

         8. Right of First Offer for Common Stock. Subject to the terms and conditions specified in this Section 8, the Company hereby grants to each of (i) MLN and (ii) the Investors that own beneficially more than ten (10%) percent of the Common Stock, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, after taking into account the effect of the consummation of the Investment Transaction (the "Significant Investors"), a right of first offer with respect to future issuances by the Company of its Common Stock or any other instruments convertible into or exercisable for Common Stock (collectively, the "Covered Shares") solely for cash. Each of MLN and the Significant Investors may designate as purchasers under such right itself or its partners, members or affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to offer any Covered Shares, the Company shall first make an offering of such Covered Shares to each of MLN and the Significant Investors in accordance with the following provisions:

               (a) The Company shall deliver a notice (the "Notice") to each of MLN and the Significant Investors stating (i) its bona fide intention to offer such Covered Shares, (ii) the number of such Covered Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Covered Shares. Within 15 days after receipt of the Notice, each of MLN and the Significant Investors may elect to purchase or obtain, at the price and on the terms specified in the Notice, all or any number of the Covered Shares.

               (b) The Company may, during the 60-day period following the expiration of the period provided in Section 8(a) hereof, offer the remaining unsubscribed portion of the Covered Shares to any person or persons at a price not less than and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Covered Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Covered Shares shall not be offered unless first reoffered to each of MLN and the Significant Investors in accordance herewith.

               (c) Notwithstanding any of the foregoing, the provisions of this
     Section 8 shall (i) terminate on the earlier to occur of (A) the third anniversary of the date hereof or (B) with respect to MLN or any of the Significant Investors individually, on the date such party ceases to own beneficially more than ten (10%) percent of the Common Stock, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (provided that a termination event arising under this clause (B) with respect to a party individually shall not affect the rights of the other parties hereunder), (ii) not apply to (A) any public offering of Covered Shares (including the exercise or conversion of any warrants, options or other rights to acquire Covered Shares issued in such public offering), (B) warrants, options or other rights to acquire Covered Shares outstanding as of the date hereof (including such rights granted pursuant to the Convertible Notes), (C) issuances of any Covered Shares to employees, directors, consultants or other agents of the Company or its Affiliates, and (D) Common Stock issued pursuant to a conversion or exchange of Covered Shares and (iii) only entitle each of MLN and the Significant Investors to maintain up to its Percentage Interest (as defined) in effect immediately prior to the giving of the Notice. The term "Percentage Interest" shall mean the quotient obtained by dividing the number of shares of Common Stock (without giving effect to options, warrants or other rights to acquire Common Stock) owned by MLN or the applicable Investor, as applicable, immediately prior to the date of the Notice divided by the number of shares of Common Stock outstanding (without giving effect to any treasury shares) immediately prior to the date of the Notice.

          9.   Restriction on Transfer of Common Stock.

               (a) MLN hereby agrees that it shall not, for a period of one (1) year after the date hereof, offer to sell any Common Stock pursuant to a registered public offering or in open market transactions; it being understood that nothing in this Section 9 shall limit the ability of MLN to sell any or all of the Common Stock owned by it pursuant to a private placement.

               (b) Each of the Investors hereby agrees that it shall not, for a period of one (1) year after the date hereof, offer to sell any of the Purchased Securities pursuant to a registered public offering or in open market transactions; it being understood that nothing in this Section 9 shall limit the ability of any of the Investors to sell any or all of the Purchased Securities owned by it pursuant to a private placement.

               (c) Each of MLN and the Investors hereby consents to the submission of a stop transfer order to the Transfer Agent to give effect to this Section 9.

          10. Conditions to the Investor's Obligations. The obligation of the Investors to purchase the Purchased Securities and the Convertible Notes is subject to the representations and warranties of the Company and MLN contained in Section 5 and Section 6, respectively, being true and correct as of the Closing Date, which condition may be waived by the Investors, and the delivery by the parties hereto of the Transaction Documents as specified in Section 4.

          11. Conditions to MLN's Obligations. The obligation of MLN to sell any of the MLN Shares is subject to (i) the representations and warranties of the Company and the

Investors contained in Section 5 and Section 7, respectively, being true and correct as of the Closing Date, which condition may be waived by MLN, (ii) the delivery by the parties hereto of the Transaction Documents as specified in
Section 4 and (iii) the receipt by the Company of funds from the Investors in a minimum aggregate amount of $1,200,000.

          12. Conditions to the Company's Obligations. The obligation of the Company to issue and sell the Newly Issued Common Stock or the Convertible Notes is subject to (i) the representations and warranties of MLN and the Investors contained in Section 6 and Section 7, respectively, being true and correct as of the Closing Date, which condition may be waived by the Company, (ii) the delivery by the parties hereto of the Transaction Documents as specified in
Section 4 and (iii) the receipt by the Company of funds from the Investors in a minimum aggregate amount of $1,200,000.

          13. Termination of Secured Credit Agreement. Pursuant to Section 6.4 of that certain Secured Credit Agreement, dated as of August 12, 2003 (the "Secured Credit Agreement"), by and between MTH and the Company, MTH and the Company hereby agree that the Secured Credit Agreement, the related Security Agreement, dated as of August 12, 2003 (the "MTH Security Agreement"), by and between MTH and the Company, and all obligations and agreements related thereto shall terminate upon the consummation of the Transactions, provided that the Company shall repay MTH in full the aggregate principal amount of all Loans (as defined in the Secured Credit Agreement) outstanding and all accrued and unpaid interest thereon, if any, at the Closing. The security interests granted to MTH under the MTH Security Agreement shall terminate pursuant to Section 10 thereof when all Loans have been fully and indefeasibly repaid to MTH. MTH acknowledges that no amounts are owed to it under this facility.

          14. Cancellation of Warrants. MLN hereby (i) agrees that all outstanding warrants relating to the Common Stock of the Company registered in its name shall be cancelled and all obligations with respect thereto shall be terminated upon the consummation of the Investment Transaction in exchange for consideration of $1.00 to be delivered by the Company and to deliver such warrants and such other documents as the Company reasonably requests to effect such cancellation and termination, (ii) represents and warrants to the Company that all of such warrants hereof are identified on Schedule II annexed hereto and that such party has sole record and beneficial ownership of such warrants and (iii) represents and warrants to the Company that it has not, during the one year preceding the date hereof, sold, assigned or transferred any warrants or other rights to acquire Common Stock to any person other than those identified on Schedule II hereto.

          15.  Indemnification of Directors and Officers.

               (a) The Company shall maintain and perform its obligations under its existing indemnification and exculpation provisions with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the date hereof to the extent permitted or required under applicable law and the Company's Certificate of Incorporation and Bylaws in effect as of the date of this

Agreement (to the extent consistent with applicable law), for a period of not less than six years after the Closing.

               (b) On the date hereof, the Company shall obtain run-off directors' and officers' liability insurance covering the current and former officers, directors and employees of the Company and its subsidiaries who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable in any material respect to such directors and officers than those in effect on the date of this Agreement, and shall maintain such insurance for a period of not less than six years; provided that the cost of such insurance shall be paid by MLN.

          16.  Miscellaneous.

               (a) MLN Waiver of Preemptive Rights; Consent to Issuance of Newly Issued Common Stock and Revision of Bylaws; Termination of Stockholders Agreement.

                   (i) MLN hereby waives its preemptive rights, granted pursuant to Section 3.1 of that certain Stockholders Agreement, dated as of May 16, 2002 (the "Stockholders Agreement"), by and among MLN, the Company and the Management Stockholders party thereto, with regard to the issuance and sale of the Newly Issued Common Stock to the Investors as contemplated in this Agreement.

                   (ii) MLN hereby consents, as required by Section 4.1 of the Stockholders Agreement, to (A) the issuance of the Newly Issued Common Stock, (B) the revision of the Bylaws of the Company by the Board of Directors of the Company to effect any and all amendments thereto, and
          (C) the consummation of the transactions provided for herein and contemplated hereby.

                   (iii) MLN and the Company hereby agree, and the Investors acknowledge, that the Stockholders Agreement and all obligations of any parties thereto shall terminate simultaneously with the consummation of the Transactions.

               (b) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

               (c) Blue Sky. The parties hereto agree to use their reasonable efforts to comply at the Company's expense with all state securities and "blue sky" laws which might be applicable to the sale of the Purchased Securities to the Investor; provided, however, that nothing herein shall require the company to qualify as a foreign corporation in any jurisdiction or subject it generally to taxation or to general service of process in any jurisdiction.

               (d) Survival of Representations and Warranties. The representations and warranties of each party hereto contained in this Agreement shall survive for one year following the Closing Date and then terminate and expire with respect to any theretofore unasserted claims arising out of any breach or inaccuracy thereof.

               (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Notwithstanding the preceding sentence, neither MLN nor the Company may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each Investor; provided, however, that the obligations of MLN and the Investors pursuant to Section 9 hereof shall be binding upon all transferees of (i) the Common Stock held by MLN after the consummation of the Investment Transaction and the Purchased Securities, as applicable, and
     (ii) the Convertible Notes.

               (f) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

               (g) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by or on behalf of each of the parties hereto.

               (h) Waiver. Any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in writing signed by the party or parties to be bound thereby. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               (i) Entire Agreement. This Agreement supersedes all prior discussions, understandings and agreements between the parties with respect to the subject matter hereof and this Agreement contains the sole and entire agreement between the parties to this Agreement with respect to the subject matter hereof. Schedule I and Schedule II to this Agreement are incorporated into and form an integral part of this Agreement.

               (j) No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third party beneficiary rights upon any other person.

               (k) Expenses. Each party hereto agrees to bear its own expenses in connection with this Agreement; provided, however, that the Company agrees to pay the expenses of the Investors represented by Graubard Miller up to an aggregate amount equal to $10,000 (inclusive of payment of reasonable out-of-pocket expenses).

               (l) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

               (m) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               (n) Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Notwithstanding any of the foregoing, the parties hereto expressly waive and forego any right to recover any lost profits, exemplary, consequential, incidental, special, punitive or similar damages in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement or the acquisition of the Purchased Securities.

               (o) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               (p) Securities Act.

                   (i) Each certificate representing the Purchased Securities and the certificate representing the MLN Shares held by MLN after the consummation of the Investment Transaction shall be endorsed with the following legends and such other legends as may be required by law or as counsel for the Company reasonably deems appropriate:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PURCHASE AND SUBSCRIPTION

          AGREEMENT, DATED AS OF OCTOBER 17, 2003, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER."

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER OF THIS CERTIFICATE SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (ii) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless in the opinion of counsel for the Company, the Purchased Securities represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

          (q) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

          (i) If to the Investors, at the addresses set forth on the signature pages hereto.

               with copies to:

               Graubard Miller
               600 Third Avenue
               New York, New York  10016
               Facsimile:   (212) 818 8881
               Attention:   David Miller

          (ii) If to MLN or MTH:

               Moneyline Networks, LLC
               c/o Moneyline Telerate Holdings
               233 Broadway
               New York, New York  10279
               Facsimile:   (212) 553-2290
               Attention:   General Counsel

               with copies to

               Latham & Watkins LLP
               885 Third Avenue
               New York, New York  10022
               Facsimile:   (212) 751-4864
               Attention:   R. Ron Hopkinson
                            David S. Allinson

          (ii) If to the Company:

               TalkPoint Communications Inc.
               100 William Street
               New York, New York 10004
               Facsimile:   (212) 404-1537
               Attention:   Chief Executive Officer

               with copies to

               Robinson Brog Leinwand Greene Genovese & Gluck PC
               1345 Avenue of the Americas
               New York, New York  10105
               Facsimile:   (212) 956-2164
               Attention:   Asher Gaffney

     All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 16(q) be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 16(q) be deemed given upon receipt, (y) if delivered by mail in the manner described above to the address as provided in this Section 16(q), be deemed given upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this Section 16(q), be deemed given upon receipt.

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          (r) Appointment of Collateral Agent. The Investors hereby appoint Michael Collado, Esq. to serve as collateral agent with respect to the Security Agreement and hereby grant and delegate to such person the powers, rights, duties and obligations, as more fully set forth in the Security Agreement.

          (s) Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                            (signature page follows)

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                   TALKPOINT COMMUNICATIONS INC.

                                   By:   /s/ Nicholas Balletta
                                      ---------------------------------
                                      Name:  Nicholas Balletta
                                      Title: Chief Executive Officer


                                   MONEYLINE NETWORKS, LLC


                                   By:   /s/ Alexander Russo
                                      ---------------------------------
                                      Name: Alexander Russo
                                      Title: President


                                   With respect to Sections 4(e) and 13 hereof:


                                   MONEYLINE TELERATE HOLDINGS


                                   By:   /s/ Alexander Russo
                                      ---------------------------------
                                     Name: Alexander Russo
                                     Title: Executive Vice President
                                            Coroporate Development

                      (Purchase and Subscription Agreement)

                                   21/st/ CENTURY LLC


                                   By:  /s/ John C. Bumgarner, Jr.
                                      --------------------------------
                                      Name:  John C. Bumgarner, Jr.
                                      Title: Managing Member


                                   Address:

                                   2100 S. Utica Avenue
                                   Penthouse
                                   Tulsa, Oklahoma 74114
                                   Facsimile:  918-747-2150
                                   Attention:  John Bumgarner

                     (Purchase and Subscription Agreement)

                                             DALEWOOD ASSOCIATES LP


                                             By:   /s/ Steven Levine
                                                 -------------------------------
                                                 Name: Steven Levine
                                                 Title: Vice President


                                             Address:

                                             Dalewood Associates LP
                                             c/o Early Bird Capital
                                             600 Third Avenue
                                             New York, NY 10016
                                             Facsimile:   212-661-4936
                                             Attention:   Pat Steo

                      (Purchase and Subscription Agreement)

                                             WOODLAND VENTURE FUND



                                             By:   /s/ Barry Rubenstein
                                                 -------------------------------
                                                 Name: Barry Rubenstein
                                                 Title: General Partner

                                             Address:

                                             Woodland Venture Fund
                                             68 Wheatley Road
                                             Brookville, New York 11545
                                             Facsimile:   516-626-3073
                                             Attention:   Barry Rubenstein

                      (Purchase and Subscription Agreement)

                                                /s/ Michael A. Collado
                                             -----------------------------------
                                                Michael A. Collado


                                             Address:

                                             Michael A. Collado
                                             P.O. Box 30349
                                             New York, NY 10011
                                             Facsimile:   212-706-0691

                      (Purchase and Subscription Agreement)

                                                  /s/ Markos Drakodos
                                             -----------------------------------
                                                Markos Draokodos


                                             Address:

                                             Markos Drakodos
                                             5047 Broadway
                                             New York, NY 10034
                                             Facsimile:   [_______________]

                      (Purchase and Subscription Agreement)

                                                /s/ Nicholas Balletta
                                             -----------------------------------
                                                      Nicholas Balletta


                                             Address:

                                             Nicholas Balletta
                                             100 William Street
                                             New York, NY 10038
                                             Facsimile:   212-404-1537

                      (Purchase and Subscription Agreement)

                                             WOODLAND PARTNERS

                                             By:     /s/ Barry Rubenstein
                                                  ------------------------------
                                                   Name:  Barry Rubenstein
                                                   Title:  General Partner

                                             Address:

                                             Woodland Partners
                                             68 Wheatley Road
                                             Brookville, New York 11545
                                             Facsimile:   516-626-3073
                                             Attention:   Barry Rubenstein

                      (Purchase and Subscription Agreement)

                                             SENECA VENTURES

                                             By:       /s/ Barry Rubenstein
                                                  ------------------------------
                                                   Name:  Barry Rubenstein
                                                   Title: General Partner

                                             Address:

                                             Seneca Ventures
                                             68 Wheatley Road
                                             Brookville, New York 11545
                                             Facsimile:   516-626-3073
                                             Attention:   Barry Rubenstein

                      (Purchase and Subscription Agreement)

                                                /s/ Frank Semple
                                             -----------------------------------
                                                    Frank Semple

                                             Address:

                                             Frank Semple
                                             15 East 5th Street
                                             Suite 3700
                                             Tulsa, OK 74103
                                             Facsimile:   [_______________]

                      (Purchase and Subscription Agreement)

                                                 /s/ Lawrence Fisher
                                             -----------------------------------
                                                     Lawrence Fisher

                                             Address:

                                             Lawrence Fisher
                                             3 Yale Court
                                             Tinton Falls, NJ 07724
                                             Facsimile:   732-786-0097

                      (Purchase and Subscription Agreement)

                                                   /s/ David Newsome
                                              ----------------------------------
                                                        David Newsome

                                             Address:

                                             David Newsome 15 East 5th
                                             Street Suite 3700 Tulsa, OK
                                             74103 Facsimile:
                                             918-586-8638

                      (Purchase and Subscription Agreement)

                                                                      Schedule I

                             Investment Transaction

------------------------------------------------------------------------------------------------------------------
                                                Shares of                                             Number of
                                              Newly Issued          Principal           Total            MLN
                                                 Common               Amount           Purchase         Shares
           Investor           SSN/EIN #           Stock         Convertible Note         Price        Transferred
           --------           ---------           -----         ----------------         -----        -----------
------------------------------------------------------------------------------------------------------------------
21/ST/ Century LLC            73-1560173       1,125,000              $75,000           $300,000       4,763,653
2100 S. Utica Avenue
Penthouse
Tulsa, OK 74114

------------------------------------------------------------------------------------------------------------------

Dalewood Associates LP        11-3167122         562,500              $37,500           $150,000       2,381,827
c/o Early Bird Capital
600 Third Avenue
New York, NY 10016

------------------------------------------------------------------------------------------------------------------

Woodland Venture Fund         13-2856735         562,500              $37,500           $150,000       2,381,827
c/o Early Bird Capital
600 Third Avenue
New York, NY 10016

------------------------------------------------------------------------------------------------------------------

Michael A. Collado           XXX-XX-XXXX         562,500              $37,500           $150,000       2,381,827
P.O. Box 30349
New York, NY 10011

------------------------------------------------------------------------------------------------------------------

Markos Drakodos              XXX-XX-XXXX         562,500              $37,500           $150,000       2,381,827
5047 Broadway
New York, NY 10034

------------------------------------------------------------------------------------------------------------------

Nicholas Balletta            XXX-XX-XXXX         393,750              $26,250           $105,000       1,667,270
100 William Street
New York, NY 10038

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
Woodland Partners             11-2753889         375,000              $25,000         $  100,000       1,587,885
c/o Early Bird Capital
600 Third Avenue
New York, NY 10016

------------------------------------------------------------------------------------------------------------------

Seneca Ventures               13-3027386         375,000              $25,000         $  100,000       1,587,885
c/o Early Bird Capital
600 Third Avenue
New York, NY 10016

------------------------------------------------------------------------------------------------------------------

Frank Semple                 XXX-XX-XXXX         187,500              $12,500         $   50,000         793,943
15 East 5/th/ Street
Suite 3700
Tulsa, OK 74103

------------------------------------------------------------------------------------------------------------------

Lawrence Fisher              XXX-XX-XXXX         112,500               $7,500         $   30,000         476,366
3 Yale Court
Tinton Falls, NJ 07724

------------------------------------------------------------------------------------------------------------------

David Newsome                XXX-XX-XXXX          56,250               $3,750         $   15,000         238,183
15 East 5/th/ Street
Suite 3700
Tulsa, OK 74103

------------------------------------------------------------------------------------------------------------------

TOTAL                                          4,875,000             $325,000         $1,300,000      20,642,493
------------------------------------------------------------------------------------------------------------------

                                                                     Schedule II

-----------------------------------------------------------------------------------------------------
Warrant holder                Number of shares of common stock issuable upon exercise of Warrant/1/
--------------                ---------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Moneyline Networks, LLC       100,000
-----------------------------------------------------------------------------------------------------

___________
1 Without regard to antidilution adjustments other than those based on stock splits, reverse splits, recombinations, reclassifications and other similar events.

                                                                       EXHIBIT A
                                                        FORM OF CONVERTIBLE NOTE

     THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          TALKPOINT COMMUNICATIONS INC.

                       SECURED CONVERTIBLE PROMISSORY NOTE

$_______________                                                October 17, 2003

                                                              New York, New York

     FOR VALUE RECEIVED, TalkPoint Communications Inc., a Delaware corporation (the "Company"), promises to pay to the order of ____________________ (the "Investor"), or its registered assigns, the principal sum of __________ Dollars ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, compounding annually. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on October 17, 2008. This Note is one of the "Convertible Notes" issued pursuant to the Purchase and Subscription Agreement, dated as of October 17, 2003 (as amended, modified or supplemented, the "Purchase Agreement"), by and among the Company, Moneyline Networks, LLC, the Investors (as defined in the Purchase Agreement), and, with respect to Sections 4(e) and 13 thereof, Moneyline Telerate Holdings.

     THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE "SECURITY AGREEMENT") EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE INVESTOR. ADDITIONAL RIGHTS OF THE INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

     The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

          (a) "Act" shall mean the Securities Act of 1933, as amended.

          (b) "Business Day" shall mean any day other than Saturday, Sunday and any other day on which banks in the State of New York are authorized or obligated to be closed.

          (c) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

          (d) "Event of Default" has the meaning given in Section 3 hereof.

          (e) "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

          (f) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

          (g) "Investor" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Investor of this Note. A reference to a Lien of the Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of the Investor and a security agreement executed in favor of a collateral agent on behalf of the Investor, respectively.

          (h) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

          (i) "Majority in Interest" shall mean 66 2/3% or more of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement.

          (j) "Material Adverse Effect" has the meaning given in the Purchase Agreement.

          (k) "Maturity Date" shall mean the earlier of (i) October 17, 2008 or
(ii) when, upon or after the occurrence of an Event of Default, such amounts are declared due and payable by the Investor or made automatically due and payable in accordance with the terms of this Note.

          (l) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations owed by the Company to the Investor arising under or pursuant to this Note or the Security Agreement including, all interest, fees, charges, expenses, reasonable attorneys' fees and costs (but only to the extent such attorney's fees are incurred in connection with the enforcement or perfection of an Investor's rights hereunder or under the Security Agreement), chargeable to and payable by the Company hereunder and thereunder, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          (m) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

          (n) "Purchase Agreement" has the meaning given in the introductory paragraph of this Note.

          (o) "Security Agreement" has the meaning given in the second paragraph of this Note.

          (p) "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity included in the financial statements of the Company on a consolidated basis.

          (q) "Transaction Documents" shall mean the Purchase Agreement, the Security Agreement, this Note and any other documents executed and delivered in connection with the transactions contemplated hereby and thereby.

     All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     2. Interest. Accrued interest on this Note shall be payable in arrears annually on October 17; provided that, if such date is not a business day, accrued interest shall be payable on the first business day after such date.

     3. Events of Default. For purposes of this Note, an "Event of Default" shall be deemed to have occurred upon the occurrence and continuation of any one or more of the following events:

          (a) the Company fails to pay, more than 15 days after the date such payment is due (whether at maturity or otherwise), the full amount of interest then accrued hereon or the full amount of any principal payment hereon;

          (b) (i) the Company or any of its material Subsidiaries makes an assignment for the benefit of creditors, (ii) an order, judgment or decree is entered adjudicating the Company or any of its material Subsidiaries bankrupt or insolvent and such order, judgment or decree is not stayed, vacated or dismissed within 90 days of the date of entry thereof, (iii) any order for relief with respect to the Company or any of its material Subsidiaries is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, and such order is not stayed, vacated or dismissed within 90 days of the of the date of entry thereof,
(iv) the Company or any of its material Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any of its material Subsidiaries or of any substantial part of the assets of the Company or any or its material Subsidiaries, or commences any proceeding relating to the Company or any of its material Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (v) any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its material Subsidiaries and either (A) the Company or any of its material Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not stayed, dismissed or vacated within 90 days after the earlier of the filing or commencement thereof.

          (c) the failure to materially comply with the terms of this Note for a period of 6 days following written notice of such failure from a registered holder of this Note.

          (d) if the Company shall be in default (after giving effect to any applicable grace or cure period with respect to such default) with respect to any indebtedness for borrowed money and the amount that becomes due as a result of such default exceeds $100,000 in the aggregate.

     4. Rights of the Investor upon Default. Upon the occurrence and continuation of any Event of Default (other than an Event of Default arising under Section 3(b) hereof), the registered holder of this Note may, with the express written consent of registered holdings of the Notes representing 33 1/3% or more of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement, by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence and continuation of any Event of Default described in Section 3(b) hereof, immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

     5. Conversion.

          (a) Optional Conversion by the Investor. The principal amount of this Note plus accrued and unpaid interest thereon shall be convertible, in whole or in part, at the option of the Investor, at any time and from time to time prior to Maturity, into fully paid and nonassessable shares of Common Stock (as defined in the Purchase Agreement) at the then effective Conversion Rate (as defined below).

          (b) Optional Conversion by the Company. The principal amount of this Note plus accrued and unpaid interest thereon shall be convertible, in whole or in part, at the option of the Company exercised by written notice to the Investor specifying the effective date of such conversion (which shall not be after the Maturity Date nor more than 30 days after the date of such notice), at any time and from time to time prior to the Maturity, following (i) 30 days after the date on which there is a public announcement of a final resolution with respect to the Company, by settlement, court order or otherwise, of the grand jury investigation being conducted by the Antitrust Division of the United States Department of Justice (which investigation is described under Note 14 "Legal Proceedings" to the Notes to Consolidated Financial Statements in the Form 10-Q of the Company for the period ended June 30, 2003), and (ii) the earlier to occur of (x) the date on which the average of the last reported sales prices for the Common Stock (or, to the extent the last reported sales price is not available on any day, the average of the bid and asked price on such day) for any 20 consecutive Business Day period is at or above $0.35 per share (provided that such date shall be at least 20 Business Days after the expiration of the 30-day period contemplated in clause (i) above) or (y) the second anniversary of the date hereof, at the Conversion Rate in effect as of the date such notice is given. The Investor shall provide the Company, at the Company's request, with a certificate certifying as to the accuracy of the representations and warranties set forth in Sections 7(d) and (e) of the Purchase Agreement, such certificate to be in form reasonably acceptable to the Company.

          (c) Conversion Rate. The "Conversion Rate," as of any date of determination, shall equal an amount determined by dividing (i) the then outstanding principal amount of the Note plus any accrued and unpaid interest thereon by (ii) the Conversion Price (as defined in Section 5(d)).

          (d) Conversion Price. The "Conversion Price" shall initially be $0.25. If, after the date hereof, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or other similar event, the Conversion Price shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or other similar event.

          (e) Conversion Process. To convert a Note, the Investor must (i) complete and sign a conversion notice substantially in the form attached hereto as Annex I, (ii) surrender the Note to the Company, (iii) furnish appropriate endorsements or transfer documents if required by the Company and (iv) pay any transfer or similar tax, if required. By converting this Note, the Investor shall be deemed to be confirming the accuracy of the representations and warranties set forth in Sections 7(d) and (e) of the Purchase Agreement with respect to such Investor as of the date the conversion notice is submitted to the Company. In the case of a conversion by the Investor of less than the entire unpaid principal balance of this Note (together with all accrued and unpaid interest thereon) for the Common Stock, the Company shall cancel this Note and execute and deliver a new Note of like tenor for the balance of the unpaid principal balance upon the date of such conversion. Upon the conversion of all or a portion of this Note (together with all accrued and unpaid interest thereon) for Common Stock, the obligations of the Company under this Note shall be satisfied to the extent the Note is so converted.

          (f) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to the Investor an amount equal to the product obtained by multiplying $0.25 (or such other amount resulting from an adjustment of such conversion price in accordance with Section 5(d) hereof) by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to the Investor any interest accrued on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5, the Company shall be forever released from all its obligations and liabilities under this Note.

     6. Successors and Assigns. Subject to the restrictions on transfer described in Sections 8 and 9 below, the rights and obligations of the Company and the Investor of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the registered holder of this Note.

     8. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Investor's counsel, such opinion to be reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to the presentation of this Note for registration of transfer, the Company shall treat the registered Investor hereof as the owner and Investor of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

     9. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by the Company without the prior written consent of the registered holder of this Note, which consent shall not be unreasonably withheld.

     10. Covenants of the Company. The Company hereby agrees that, so long as any amounts remain outstanding under this Note, the Company:

          (a) (i) shall preserve, renew and keep in full force and effect its corporate organizational existence and (ii) shall take all reasonable action to maintain all rights, privileges and licenses necessary or desirable in the normal conduct of its business, except, with respect to clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (b) shall file with the Securities and Exchange Commission in a timely manner all reports and other documents as may be required of the Company from time to time under the Act or the Securities Exchange Act of 1934, as amended; and

          (c) shall not sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets without the written consent of the Majority in Interest of the registered holders of the Notes.

     11. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

     12. Pari Passu Notes. The Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event the Investor receives payments in excess of its pro rata share of the Company's payments to the Investors of all of the Notes, then the Investor shall hold in trust all such excess payments for the benefit of the Investors of the other Notes and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

     13. Payment. Payment shall be made in lawful tender of the United States.

     14. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     15. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     16. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

     17. Consent to Jurisdiction and Service of Process. EACH OF THE COMPANY AND THE HOLDER HEREOF CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND THE HOLDER HEREOF ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. EACH OF THE COMPANY AND THE HOLDER HEREOF FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THE PURCHASE AGREEMENT FOR SUCH PARTY, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER THE COMPANY OR THE HOLDER HEREOF TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

                            (signature page follows)

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                           TALKPOINT COMMUNICATIONS INC.


                                           By:__________________________________
                                           Name: Nicholas Balletta
                                           Title: Chief Executive Officer

                               ELECTION TO CONVERT

To TalkPoint Communications Inc.:

          The undersigned owner of this Note hereby irrevocably exercises the option to convert his Note, or the portion below designated, into the Common Stock of TalkPoint Communications Inc. in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. The undersigned hereby confirms the accuracy of the representations and warranties set forth in Section 7(d) and (e) of the Purchase Agreement (as such term is defined in the Note) as of the date this election to convert is submitted to TalkPoint Communications Inc.

Date:

          ____ in whole;

          ____ in part:

              Portion of this Note to be converted ($1,000 or integral multiples thereof): $_______________


                                             [INVESTOR]

                                             By:_______________________________
                                             Name:
                                             Title:

                                             Please print or Typewrite Name and
                                             Address, including ZIP Code, and
                                             Social Security or Other
                                             Identifying Number

                                                                       EXHIBIT B

                               SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of October 17, 2003 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") between TALKPOINT COMMUNICATIONS INC., a Delaware corporation (the "Grantor") and Michael A. Collado, Esq., PO Box 30349, New York, New York 10011 for itself and as collateral agent, (the "Collateral Agent") on behalf of the Secured Parties (as defined).

                             Introductory Statement

          Pursuant to the Purchase and Subscription Agreement dated as of October 17, 2003, between Grantor, Moneyline Networks, LLC, and Moneyline Telerate Holdings, and the other persons whose names appear as signatories to such agreement (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Purchase Agreement"), an aggregate of $325,000 in principal amount of secured convertible notes (collectively, the "Notes") were issued to the Investors (as defined in the Purchase Agreement).

          To provide security for the obligations of the Grantor under the Notes, the Grantor desires to grant to the Collateral Agent, for its benefit and for the ratable benefit of each other Secured Party, and to each of the Secured Parties, a security interest in the Collateral pursuant to the terms hereof.

          Accordingly, the parties hereto agree as follows:

          1. Definitions. When used in this Security Agreement:

          "Account Debtor" means any Person who is obligated or indebted to a Grantor with respect to any Account.

          "Accounts" means all accounts, as defined in the UCC, now owned or hereafter acquired by the Grantor, including, without limitation, all of the Grantor's rights to payment for goods sold or leased or services performed by the Grantor, whether now in existence or arising from time to time hereafter, including without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Grantor to secure the forgoing, (ii) all guarantees, endorsements, and indemnifications on, or of, any of the foregoing, (iii) all powers of attorney for the execution of any indebtedness or security or other writing in connection therewith, (iv) all books, records, ledger cards and invoices relating thereto, (v) all evidences of filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vi) all credit information, reports and memoranda relating thereto and (vii) all other writings in any way related to the foregoing.

          "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

          "Collateral" means each of the following types or items of personal property of the Grantor, whether now owned or hereafter acquired, wherever located: (i) all Accounts, (ii) all Intellectual Property, (iii) all Deposit Accounts, (iv) all monies now or at any time or times hereafter in the possession or under the control of the Grantor or the Secured Party, and (v) all products and Proceeds of the property described in clauses (i) through (iv) above.

          "Copyrights" means any United States or foreign copyrights now or hereafter owned by the Grantor, including any registrations of any Copyrights in the United States Copyright Office or the equivalent thereof in any foreign country and any application for a United States or foreign copyright registration now or hereafter made by the Grantor with the United States Copyright Office or the equivalent thereof in any foreign country and any licenses with respect to any of the foregoing.

          "Deposit Account" has the meaning given to such term under Article 9 of the UCC.

          "Event of Default" means the occurrence and continuation of an Event of Default (as defined in the Notes).

          "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Intellectual Property" means all Copyrights, Marks and Patents now owned or hereafter acquired by the Grantor, and all corporate or other business records, inventions, designs, blueprints, plans, trade names, trade secrets, goodwill, registrations, service marks, logos, licenses, franchises and customer lists.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the UCC or the Uniform Commercial Code or other Applicable Law of any jurisdiction).

          "Marks" means all right, title and interest of the Grantor now owned or hereafter acquired in and to any United States or foreign trademarks, service marks, and trade names, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or the equivalent thereof in any foreign country, any application for a United States or foreign trademark now or hereafter made by the Grantor with the United States Patent and Trademark Office or the equivalent thereof in any foreign country and any trade dress including logos and/or designs used by the Grantor in the United States or any foreign country and any licenses with respect to any of the foregoing.

          "Obligations" means all indebtedness, liabilities and other obligations of the Grantor under the Notes and this Agreement, each whether now existing or hereafter arising, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, acquired outright, conditionally or as collateral security from another, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed. The term "Obligations" includes, without limitation, the obligations to pay principal, breakage costs, interest (including, without limitation, interest accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceedings with regard to the Grantor, whether or not determined to be an allowed claim in any such proceeding), charges, costs, expenses and fees including, without limitation, the disbursements and reasonable fees of counsel to the Collateral Agent (but only to the extent such fees are incurred in connection with the enforcement or prosecution of rights of the Secured Parties hereunder or under the Note) and all renewals extensions, restructurings, refinancings or refundings thereof in a nature of a "workout" or otherwise.

          "Patents" means any United States or foreign patent to which the Grantor now or hereafter have title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by the Grantor and any licenses with respect to any of the foregoing.

          "Person" means any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Proceeds" has the meaning given to such term under Article 9 of the UCC and shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral, (ii) any or all payments made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral and (iii) any and all other amounts paid or payable from time to time under or in connection with the Collateral.

          "Secured Parties" means collectively, the Investors (as defined in the Purchase Agreement) and the Collateral Agent and, each of their permitted successors, transferees and assigns.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          Terms not otherwise defined herein or in the Loan Agreement shall have, where appropriate, their respective definitions as set forth in the UCC.

          2. Grant of Security Interest. As security for the payment and performance when due of the Obligations, the Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and to each of the Secured Parties, a security interest in, and Lien on, all of its right, title and interest in and to all of the Collateral.

          3. Covenants of the Grantor. The Grantor hereby covenants and agrees with the

Collateral Agent that:

          (a) The Grantor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name (other than the name "Video Network Communications Inc.") unless (i) it shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to do so which clearly describes such new name and the jurisdictions in which such new name will be used and provides the Collateral Agent with any other information in connection therewith as the Collateral Agent may reasonably request and (ii) it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest granted to the Secured Parties under this Security Agreement fully perfected;

          (b) The Grantor shall not change its corporate structure or its domicile of incorporation by redomiciliation, redomestication or otherwise unless (i) it shall have given the Collateral Agent thirty (30) days' prior written notice of its intention to do so which clearly describes such change and identifies the new jurisdiction and provides the Collateral Agent with any other information in connection therewith as the Collateral Agent may reasonably request and (ii) it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest granted to the Collateral Agent under this Security Agreement fully perfected; and

          (c) The Grantor shall not establish any new location for its chief executive office or the location of its books, records and other documents relating to or evidencing Accounts or Intellectual Property unless (i) the Grantor provides the Collateral Agent thirty (30) days prior written prior written notice of its intention to move to such new location, clearly describing such new location, and provides the Collateral Agent with any other information in connection therewith as the Collateral Agent may reasonably request and (ii) it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest granted to the Collateral Agent under this Security Agreement fully perfected.

          4. The Collateral Agent's Rights Exclusive of an Event of Default. The Grantor hereby agrees to permit representatives of the Collateral Agent, upon reasonable notice to the Grantor and during normal business hours, to access its records in connection with the Collateral at such reasonable times and as often as may be reasonably requested by the Collateral Agent. The Collateral Agent, from time to time and at its option, may take any other action which the Collateral Agent reasonably deems necessary for the maintenance or preservation of any of the Collateral or its interests or any other Secured Party's interest therein. The Collateral Agent shall have the right to designate any officer, employee or attorney to execute, sign, endorse, assign, transfer or deliver in the name of the Grantor, or in its name or the name of the other Secured Parties, any documents or certificates necessary to evidence, perfect and realize upon the security interest granted herein.

          5. The Collateral Agent's Rights and Remedies Upon an Event of
Default.

          (a) Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, in its sole discretion or at the direction of Secured Parties holding at least one-third in principal amount of the Notes outstanding, in its name as Collateral Agent for the benefit of itself and the other Secured Parties, in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to the Collateral, but shall be under no obligation so to do, or the Collateral Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of the Grantor. The Collateral Agent will not be required to take any steps to preserve any rights against prior parties with rights in or to the Collateral. If the Grantor fails to make any payment or to take any action required hereunder with respect to the Collateral, the Collateral Agent may make such payments and take all such actions as the Collateral Agent reasonably deems necessary to protect the security interests of the Collateral Agent and the other Secured Parties in the Collateral and/or the value thereof, and the Collateral Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Collateral Agent appear to be equal to, prior to or superior to the security interests of the Collateral Agent or the other Secured Parties in the Collateral.

          (b) Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies the Collateral Agent or the other Secured Parties may have under Applicable Law, the Collateral Agent and the other Secured Parties shall have all the rights and remedies available to it under the UCC, whether or not the UCC applies to the Collateral. The Collateral Agent may take such measures as it may deem necessary or proper for the care or protection of the Collateral Agent's and the other Secured Parties' rights and remedies hereunder, including the right to sell or cause to be sold, whenever the Collateral Agent shall decide, or at the direction of Secured Parties holding at least one-third in principal amount of the Notes outstanding, in one or more sales or parcels, at such prices as the Collateral Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the Grantor of the time and place of any such sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and any Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of the Grantor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by Applicable Law. At any sale or sales made pursuant to this Section 5(b), the Collateral Agent or any other Secured Party may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of the Grantor any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Collateral Agent or such other Secured Party, as applicable, by the Grantor hereunder as a credit against the purchase price. Neither the Collateral Agent nor any other Secured Party shall in any such sale make representations or warranties with respect to the Collateral or any part thereof, and neither the Collateral Agent nor any other Secured Party shall be chargeable with any of the obligations or liabilities of the Grantor. The Grantor hereby agrees (i) that it will indemnify and hold the Collateral Agent and the other Secured Parties harmless from and against any and all claims with respect to the Collateral asserted before the taking control of the relevant Collateral by the Collateral Agent pursuant to this
Section 5(b), or arising out of any act of, or omission to act on the part of, any Person (other than the Collateral Agent or any other Secured Party) prior to such taking of actual possession or control by the Collateral Agent, or arising out of any act on the part of the Grantor or their respective agents before or after the commencement of such actual possession or control by the Collateral Agent; and (ii) the Collateral Agent and the other Secured Parties shall have no liability or obligation to the Grantor arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. In any action hereunder, the Collateral Agent shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall be entitled to apply, without prior notice to the Grantor, except as may be required by Applicable Law, any cash or cash items constituting Collateral in the possession of the Collateral Agent to payment of the Obligations then due and payable. Any such application by the Collateral Agent shall be made in accordance with
Section 5 (b) of this Agreement.

          (c) Notification to Account Debtors. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (i) shall notify each other Secured Party of such Event of Default and (ii) may notify any Persons in any way liable on any Accounts to make remittances to the Collateral Agent of all sums due or to become due thereon and to collect and enforce payment of all Accounts directly from the Persons liable thereon, by legal proceedings or otherwise, and generally exercise all of the Grantor's rights and remedies with respect to collection thereof.

          (d) Application of Proceeds. The Grantor further agrees that the Collateral Agent may apply any proceeds from the disposition of any of the Collateral (i) first towards payment of any costs, fees and expenses accrued but unpaid of the Collateral Agent included within the Obligations, (ii) second towards payment of interest on the Notes, and (iii) third towards payment of principal of the Notes. In the case of payments made by the Collateral Agent pursuant to (ii) or (ii) of the preceding sentence, such payments shall be made ratably to the Collateral Agent and each other Secured Party in proportion to the principal amount of Notes held by the Collateral Agent and each such Secured Party.

          (e) Power of Attorney. Upon the occurrence and during the continuance of an Event of Default (i) the Grantor does hereby irrevocably make, constitute and appoint the Collateral Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Collateral Agent or such other Person to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Collateral Agent, and to do any and all other acts necessary or proper to carry out the intent of this Security Agreement and the grant of the security interests hereunder, and the Grantor hereby ratifies and confirms all acts that the Collateral Agent or its substitute shall properly do by virtue hereof and (ii) the Grantor hereby further irrevocably makes, constitutes and appoints the Collateral Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Collateral Agent, for the Collateral Agent's benefit and for the ratable benefit of each other Secured Party, or Grantor's name (A) to enforce all of Grantor's rights under and pursuant to all agreements with respect to the Collateral, all for the ratable benefit of the Collateral Agent and each other Secured Party, (B) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Security Agreement that are required to be observed or performed by Grantor, (C) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Collateral Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Collateral Agent and the other Secured Parties, and (D) to do any and all other things necessary or proper to carry out the intention of this Security Agreement and the grant of the security interests hereunder and the Grantor hereby ratifies and confirms in advance all that the Collateral Agent as such attorney-in-fact or its substitute shall properly do by virtue of this power of attorney.

          6. Financing Statements, etc. The Grantor hereby authorizes the Collateral Agent to file financing statements and any amendments thereto or continuations thereof and any other appropriate security documents or instruments, and to give any notices reasonably necessary or desirable to perfect the Lien and security interests of the Collateral Agent and the other Secured Parties in the Collateral.

          7.  Further Assurances.

          (a) The Grantor agrees that it will from time to time, on request of the Collateral Agent and at its own cost and expense: (i) duly and promptly execute and deliver, or cause to be duly executed and delivered, any and all further instruments as may be appropriate in the reasonable judgment of the Collateral Agent to carry out the provisions and purposes of this Security Agreement, including, without limitation, a copyright security agreement, a patent and trademark security agreement and account control agreements; (ii) duly and promptly execute and deliver, or cause to be executed and delivered, such further instruments as may be appropriate in the reasonable judgment of the Collateral Agent, to provide the Collateral Agent and the other Secured Parties with a perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code of any jurisdiction and the rules and regulations thereunder, or any Applicable Law of the United States or any other jurisdiction which the Collateral Agent may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Collateral Agent and the other Secured Parties the Lien and security interest in the Collateral contemplated hereunder; and (iii) promptly undertake to deliver or cause to be delivered to the Collateral Agent from time to time, such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Collateral Agent or any other Secured Party.

          (b) The Grantor hereby agrees to pay any and all stamp, registration, recordation and similar taxes, fees or charges, reasonable fees and expenses of the Collateral Agent's counsel and of any agents therefor and to indemnify the Collateral Agent and each other Secured Party and each of their agents against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Security Agreement and any other document or instrument executed in connection herewith or the perfection of any rights or security interests hereunder.

          8. Notices. If any notification of intended disposition of any of the Collateral or of any other act by the Collateral Agent is required by law and a specific time period is not stated therein or herein, such notification given at least ten (10) days before such disposition or act shall be deemed reasonably and properly given. Notices and other communications provided for herein shall be in the manner and at the addresses set forth in, and otherwise in accordance with the Purchase Agreement.

          9. Non-Waiver of Rights and Remedies. No delay or failure on the part of the Collateral Agent or any other Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Collateral Agent or any other Secured Party of any right or remedy shall preclude other or further exercises thereof or the exercise of any other right or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Collateral Agent or any other Secured Party. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

          10. Termination. The security interests granted hereunder shall terminate when all the Obligations under each of the Notes have been fully and indefeasibly paid and performed. At such time and upon request by the Grantor, and at the sole expense of the Grantor, the Collateral Agent and any other Secured Party, if necessary, shall take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it or to any other Secured Party hereunder (without representation or warranty by the Collateral Agent or any other Secured Party of any nature whatsoever and wholly without recourse to the Collateral Agent or any other Secured Party).

          11. Governing Law. This Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts to be fully performed within the State of New York.

          12. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE GRANTOR HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY OTHER CREDIT DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY THAT THE PROVISIONS OF THIS SECTION 12 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS. THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OR A

COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GRANTOR TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

          13. SERVICE OF PROCESS. THE GRANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY OR ANY OF EACH OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS. THE GRANTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITY AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY. THE GRANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 8 HEREOF. THE GRANTOR AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE COLLATERAL AGENT, FOR ITSELF AND THE RATABLE BENEFIT OF EACH OTHER SECURED PARTY, AND FOR THE EXPRESS BENEFIT OF EACH OTHER SECURED PARTY. FINAL JUDGMENT AGAINST A GRANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE GRANTOR THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE COLLATERAL AGENT OR ANY OTHER SECURED PARTY MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST ANY GRANTOR OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE GRANTOR OR SUCH ASSETS MAY BE FOUND.

          14. Severability. This Security Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Security Agreement shall be prohibited by or invalidated under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement and the parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent to the ineffective provision as permissible.

          15. Continuation and Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective in the event any petition is filed by or against any of the Grantor for liquidation or reorganization, or in the event any of the Grantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of a Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent or any other Secured Party, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          16. Amendment. No amendment, modification or waiver of any provision of this Security Agreement or consent to any departure herefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Collateral Agent and by each other Secured Party effected by such amendment, modification or waiver.

          17. Successors and Assigns. All references herein to any of the parties to this Security Agreement shall be deemed to include the successors and assigns of such party; provided, however, that the Grantor may not assign any of their rights or obligations hereunder without the prior written consent of the Collateral Agent and Secured Parties holding a majority in principal amount of the Notes, and all covenants, promises and agreements by or on behalf of the Grantor which are contained herein shall inure to the benefit of the successors and assigns of the Collateral Agent, as itself and for the ratable benefit of each other Secured Party, and to the successors and assigns of each other Secured Party.

          18. Remedies Not Exclusive. The remedies conferred upon or reserved to the Collateral Agent or any other Secured Party in this Security Agreement are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Collateral Agent or any other Secured Party. Without limiting the generality of the foregoing, the Collateral Agent and each other Secured Party shall have all rights and remedies of a secured party under
Article 9 of the UCC, the Uniform Commercial Code in effect in any jurisdiction or any other Applicable Law.

                  19. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute the same instrument.

          20. Collateral Agent.

          (a) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it (or them) to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          (b) The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as Secured Parties holding a majority in principal amount of the Notes reasonably request in writing, but failure of the Collateral Agent to comply with any such request shall not in itself be deemed a failure to exercise reasonable care.

          IN WITNESS WHEREOF, each of the Grantor, the Collateral Agent and the Secured Parties have caused this Security Agreement to be duly executed as of the day and year first above written.

                                      GRANTOR:

                                      TALKPOINT COMMUNICATIONS INC.

                                      By:  _____________________________________
                                           Name: Nicholas Balletta
                                           Title: Chief Executive Officer

                                      COLLATERAL AGENT: on behalf of himself and the other Secured Parties.

                                      ------------------------------------------
                                                   Michael A. Collado

                                                                       Exhibit C

                             DISTRIBUTION AGREEMENT

     This DISTRIBUTION AGREEMENT (this "Agreement") is entered into effective as of the ___ day of October, 2003 (the "Effective Date"), by and between TalkPoint Communications Inc., a Delaware corporation ("TalkPoint"), and Moneyline Networks, LLC, a Delaware limited liability company ("Moneyline"; and together with TalkPoint, the "Parties").

     WHEREAS, concurrently with the execution of this Agreement, the Parties and certain third party investors (the "Investors") are entering into a purchase and subscription agreement (the "Purchase Agreement") dated as of the date hereof pursuant to which the Investors will make a cash investment in TalkPoint in exchange for, among other things, a portion of the shares (the "Shares") of TalkPoint common stock currently held by Moneyline; and

     WHEREAS, in connection with the above-described transfer by Moneyline of the Shares and for good and valuable consideration exchanged in connection herewith, the receipt and sufficiency of which are hereby acknowledged by the Parties, TalkPoint wishes to provide, and Moneyline wishes to receive, certain distribution and license rights with respect to TalkPoint's products on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     Section 1.1 Definitions. The definitions for the defined terms used in this Agreement are contained in either the Glossary that is attached to this Agreement as Appendix A or in the body of this Agreement.

                                  ARTICLE II.
                       DISTRIBUTION OF TALKPOINT PRODUCTS

     Section 2.1  Distributor Relationship.

     TalkPoint hereby appoints Moneyline as its authorized distributor of the TalkPoint Products to customers worldwide on the terms set forth in this Agreement, provided however that Moneyline shall have no right to appoint any subdistributor or to assign any of its rights hereunder (except in accordance with Section 9.3 below).

          (i) Except as otherwise provided herein, Moneyline shall be the exclusive distributor of TalkPoint Products (including as to TalkPoint itself) to customers (other than the Existing TalkPoint Customers as such term is defined in Appendix A annexed hereto) in the Financial Services Industry.

          (ii) MoneyLine shall be entitled to distribute on a non-exclusive basis TalkPoint Products to the Existing TalkPoint Customers. In connection therewith, TalkPoint and Moneyline shall coordinate their efforts and strategies with respect to the Existing TalkPoint Customers, including, but not limited to, with respect to account management, sales and pricing proposals and the implementation of the foregoing and marketing efforts. Moneyline acknowledges that TalkPoint shall maintain primary responsibility for supervising and directing such efforts and strategies.

          (iii) Moneyline will use commercially reasonable best efforts to market the TalkPoint Products to the Financial Services Industry. Moneyline will be deemed to have satisfied the foregoing obligation by meeting the threshold described in Section 4.4 below. Moneyline makes no representations or commitments regarding the volume of TalkPoint Products to be distributed under this Agreement.

     Section 2.2  Orders for TalkPoint Products.

          (i) The Parties acknowledge that orders from Moneyline's customers for TalkPoint Products ("Customer Orders") may be in the form of purchase orders or other written agreements or may be in electronic form submitted by the customer through a web browser interface; provided, however, that all such forms of purchase orders or other agreements and all forms of electronic orders shall be subject to TalkPoint's prior written approval.

          (ii) The Parties will agree in writing on procedures regarding: (A) tracking of Customer Orders, (B) fulfillment of Customer Orders, and (C) billing to and collection from Moneyline's customers in connection with the Customer Orders as well as returns and refunds.

          (iii) Unless otherwise agreed by the Parties in writing, TalkPoint will provide the TalkPoint Products directly to Moneyline's customers in accordance with the delivery date and other terms of the applicable Customer Order.

          (iv) TalkPoint will be responsible for providing customer service and support to the Moneyline's customers in accordance with TalkPoint's standard policies or as may otherwise be agreed by the Parties in writing.

          (v) Unless otherwise agreed by the Parties in writing and subject to Moneyline's accounting policies, all revenue generated from Customer Orders will constitute revenue of Moneyline excluding customer orders placed to TalkPoint by Existing TalkPoint Customers.

     Section 2.3  Branding.

          (i) The TalkPoint Products sold by Moneyline at Moneyline's option will contain TalkPoint or Moneyline branding. At Moneyline's request, TalkPoint will cooperate with Moneyline in creating Moneyline-branded versions of the TalkPoint Products.

          (ii) In addition, Moneyline may sell private-labeled versions of the TalkPoint Products that contain customer branding. TalkPoint will be responsible for creating such private-labeled versions in accordance with the applicable Customer Orders.

     Section 2.4  Bundling of TalkPoint Products.

     Moneyline may sell the TalkPoint Products bundled with Moneyline or third party products and services; provided, however, that to the extent that such TalkPoint Products are bundled, no source codes will be disclosed or bundled. TalkPoint shall provide to the extent reasonably requested by Moneyline development and other services to bundle, embed, and integrate TalkPoint Products with such other products and services and Moneyline shall reimburse TalkPoint on a time and materials basis.

                                  ARTICLE III.
                               PRICING AND PAYMENT

     Section 3.1  Price to Parties for TalkPoint Products.

     The Parties will agree in writing on the prices to be charged by TalkPoint to Moneyline in connection with the provision of TalkPoint Products to Moneyline's customers.

     Section 3.2  Payment.

     Unless otherwise agreed by the Parties in writing, Moneyline will pay TalkPoint for all TalkPoint Products provided to Moneyline's customers within forty-five (45) days of receipt of TalkPoint's invoice. Overdue payments will accrue interest, at the lesser of one percent (1%) per month or the maximum allowable interest under applicable law, from due date until paid. All payments will be made in U.S. dollars.

                                   ARTICLE IV.
                              TERM AND TERMINATION

     Section 4.1  Term.

     The initial term of this Agreement will begin on the Effective Date and will end on May 16, 2012. Upon expiration of the initial term and any additional term this Agreement shall automatically renew for additional two (2) year terms, unless terminated as of the end of any term by either Party by written notice to the other Party at least ninety (90) days prior to the expiration of the initial term, or any additional term hereof.

     Section 4.2  Termination.

          (i) After January 1, 2005, Moneyline may terminate this Agreement for any reason or no reason at all upon ninety (90) days prior, written notice to TalkPoint.

          (ii) If either Party shall breach any material term or condition of this Agreement and such breach shall not have been cured within ten (10) days after written notice thereof shall have been given to the breaching Party, the Party giving such notice may then give further written notice to such other Party terminating this Agreement, in which event this Agreement and rights granted hereunder shall terminate on the date specified in such further notice.

     Section 4.3 Survival.

     Section 3.2, Article 5 ("Intellectual Property"), Article 6
("Representations and Warranties"), Article 7 ("Indemnification"), Article 8 ("Liability") and Article 9 ("Miscellaneous") shall survive any termination or expiration of this Agreement.

     Section 4.4 Termination of Exclusivity. If the average monthly revenues received by TalkPoint on account of sales of TalkPoint Products as a result of Customer Orders from Moneyline's customers during October, November and December of any year (commencing 2004) are less than $100,000, the exclusive rights granted under Section 2.1(i) shall become nonexclusive unless Moneyline pays TalkPoint $300,000 less the revenue received for such three month period within thirty (30) days after TalkPoint has given written notice of the shortfall to Moneyline.

                                   ARTICLE V.
                              INTELLECTUAL PROPERTY

     Section 5.1  Ownership of Intellectual Property.

     Moneyline acknowledges that the TalkPoint Products may incorporate Intellectual Property of TalkPoint and its licensors. Nothing in this Agreement constitutes a transfer of ownership of the Intellectual Property of either Party.

     Section 5.2  Licensing of Intellectual Property.

     Effective upon occurrence of a License Trigger Event, TalkPoint will grant Moneyline, subject to any licenses, (other than with respect to the Financial Services Industries) granted by TalkPoint which are then in effect, a non-exclusive, paid up, royalty-free, perpetual, worldwide, irrevocable license, with the right to sublicense, under all Intellectual Property then owned by TalkPoint or to which TalkPoint otherwise has the right to grant licenses, to make, have made, sell, offer to sell, copy, modify, distribute and otherwise use the TalkPoint Products.

     Section 5.3  Source Code Escrow.

     Promptly after the execution of this Agreement by both Parties, TalkPoint and Moneyline will enter into an escrow agreement ("Escrow Agreement") with DSI Technology Escrow Services, Inc. or such other escrow agent as may be agreed upon by the Parties (the "Escrow Agent"). The Escrow Agreement shall provide that TalkPoint will place a copy of the source code for any software included in the TalkPoint Products (the "Source Code") into an escrow account to be administered by the Escrow Agent. TalkPoint will use commercially reasonable efforts to update the Source Code subject to Escrow with the source code for any new versions, bug fixes or other modifications made to the Source Code. TalkPoint and Moneyline shall each pay fifty percent (50%) of all fees charged by the Escrow Agent. The Escrow Agreement shall also provide that Escrow Agent will release the Source Code in its entirety (i) to Moneyline upon occurrence of a License Trigger Event and (ii) to TalkPoint upon the termination of this Agreement or the end of the term, whichever occurs first. Upon any release, Moneyline shall have rights to use the Source Code pursuant to the license granted under Section 5.2 above.

     Section 5.4 License to TalkPoint Marks.

     TalkPoint hereby grants Moneyline a non-exclusive, paid up, royalty-free, worldwide, irrevocable license to use the trademarks and services marks under which the TalkPoint Products are sold by TalkPoint (the "TalkPoint Marks") in advertising and marketing materials and on Moneyline's web site for the purpose of marketing the TalkPoint Products during the term of this Agreement.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

     Section 6.1  Mutual Representations and Warranties.

     Each Party hereby represents and warrants that: (i) it has the power and authority to enter into this Agreement and perform its obligations hereunder;
(ii) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and
(iii) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation, Bylaws, certificate of formation or operating agreement of such Party or of any agreement, indenture, license, instrument or understanding or, to the best of its knowledge, result in any violation of law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.

     Section 6.2  TalkPoint Product Warranties.

     TalkPoint will notify Moneyline in writing of the standard product warranties offered by TalkPoint to its customers in connection with the sale of TalkPoint Products and of any changes to such warranties as may be made by TalkPoint from time to time. Moneyline may pass such warranty on to its customers who purchase TalkPoint Products. Moneyline will notify TalkPoint of any claims received from its customers under such warranties, and TalkPoint will be solely responsible for processing and honoring such claims and will indemnify Moneyline in connection therewith.

                                  ARTICLE VII.
                                 INDEMNIFICATION

     Section 7.1  Indemnity by TalkPoint.

     TalkPoint shall indemnify, defend and hold harmless Moneyline and its Affiliates and their respective officers, directors and employees (collectively, the "Moneyline Indemnitees") from and against any claims, actions, causes of action, loss, cost or liability (including reasonable attorneys' fees) with respect to any third party claim to the extent: (i) arising from the provision or use of any TalkPoint Product, including but not limited to any claims associated with the failure to provide the TalkPoint Products in accordance with the terms of a Customer Order, any product liability claims associated with the TalkPoint Products, any claims associated with the transmission failures or delays caused by or associated with the TalkPoint Products, and any claims associated with any viruses or security holes caused by or associated with the TalkPoint

Products, (ii) asserting that any TalkPoint Product infringes or misappropriates any Intellectual Property of any third party, or (iii) arising from the negligent or willful misconduct of TalkPoint.

      Section 7.2 Indemnity by Moneyline.

      Moneyline shall indemnify, defend and hold harmless TalkPoint and its Affiliates and their respective officers, directors and employees (collectively, the "TalkPoint Indemnitees") from and against any claims, actions, causes of action, loss, cost or liability (including reasonable attorneys' fees) with respect to any third party claim to the extent arising from the negligent or willful misconduct of Moneyline.

      Section 7.3 Indemnity Procedures.

      If any claim or action is asserted that would entitle a Moneyline Indemnitee or TalkPoint Indemnitee (each, an "Indemnitee") to indemnification under either of the foregoing Sections 7.1 and 7.2 (a "Proceeding"), the Indemnitee will give written notice thereof to the Party from whom indemnification is sought (the "Indemnitor") promptly (and in any event within fifteen (15) calendar days after the service of the citation or summons); provided that the failure of the Indemnitee to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that Indemnitor demonstrates actual damage caused by such failure. Indemnitor may elect to direct the defense or settlement of any such Proceeding by giving written notice to the Indemnitee, which election will be effective immediately upon receipt by the Indemnitee of such written notice of election. The Indemnitor will have the right to employ counsel reasonably acceptable to the Indemnitee to defend any such Proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not settle, or consent to any entry of judgment in, any Proceeding without obtaining either:
(i) an unconditional release of the Indemnitee (and its Affiliates and each of their respective officers, directors and employees) from all liability with respect to all claims underlying such Proceeding; or (ii) the prior written consent of the Indemnitee. An Indemnitee will not settle, or consent to any entry of judgment, in any Proceeding without obtaining the prior written consent of the Indemnitor. The Parties will fully cooperate with each other in any such Proceeding and shall make available to each other any books or records useful for the defense of any such Proceeding.

                                   ARTICLE II.
                                    LIABILITY

      Section 8.1 Exclusion of Certain Damages.

      EXCEPT WITH RESPECT TO EITHER PARTY'S INDEMNITY OBLIGATIONS UNDER ARTICLE 7 OF THIS AGREEMENT, IN NO EVENT AND NOTWITHSTANDING THE NATURE OF THE LEGAL CLAIM, BE IT A CLAIM IN TORT, CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, PRODUCT LIABILITY, NEGLIGENCE, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, WHETHER OR NOT SUCH DAMAGES ARE REASONABLY FORESEEABLE, INCLUDING, WITHOUT

LIMITATION, A CLAIM FOR LOSS OF PROFIT, LOSS OF USE, LOSS OF GOODWILL, LOSS OF OPPORTUNITY, OR OTHERWISE, HOWEVER CAUSED.

                                  ARTICLE III.
                                  MISCELLANEOUS

      Section 9.1 Relationship with Other Agreements.

            (i) The Parties agree that the Strategic Alliance Agreement and the Technology License Agreements shall remain in effect in accordance with their terms subject to Section 9.1(ii).

            (ii) In the event of any conflict between this Agreement and the Strategic Alliance Agreement, this Agreement will control. In the event of any conflict between this Agreement and either of the Technology License Agreements, this Agreement will control.

            (iii) In the event of any termination or expiration of the Strategic Alliance Agreement, the Managed Video Services and the Video Equipment shall thereafter be deemed to be TalkPoint Products for the purposes of this Agreement.

      Section 9.2 Relationship of the Parties.

      Each Party is an independent contractor of the other Party. Nothing in this Agreement creates a partnership, joint venture or agency relationship between the Parties.

      Section 9.3 Successors and Assigns

      None of the rights or obligations of either Party hereto may be assigned or otherwise transferred without the written consent of the other Party, which consent shall not be unreasonably delayed or denied . Notwithstanding the foregoing, either Party may assign this Agreement (a) to a person or entity who acquires substantially all of its business by sale, merger or otherwise; or (b) to an Affiliate. The rights and obligations of the Parties hereto shall be binding on and inure to the benefit of its successors and permitted assigns.

      Section 9.4 Governing Law. This Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles.

      Section 9.5 Dispute Resolution. The Parties will resolve any dispute that arises from this Agreement in accordance with the procedures set forth in this Section. The Parties will first attempt in good faith to resolve the dispute by negotiations (including, if necessary, by at least one in-person meeting of representatives of the Parties). If the dispute has not been resolved within thirty (30) days of the first in-person meeting (or within such longer period that may be agreed upon by the Parties), then the dispute will be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association using expedited procedures by a single arbitrator selected in accordance with the applicable rules as provided above (provided, however, that the Parties will have the right to seek preliminary injunctive relief, if appropriate, in a court of competent jurisdiction). The arbitration will take place in New York, New York or such other place as may be mutually agreed upon by the Parties. Any decision or award resulting from the arbitration will be final and binding on the Parties and judgment thereon may be entered in any court having jurisdiction thereof.

      Section 9.6 Notices. All notices under this Agreement will be sent by hand delivery, overnight delivery service or certified or registered mail, or by facsimile (promptly confirmed by dispatching the hard copy by hand delivery, overnight delivery service or certified or registered mail) to the address of the applicable party set forth below (or as otherwise notified by such party). Notices will be deemed delivered upon receipt of signature or, in the case of notice by facsimile, upon telephonic confirmation of receipt of the appropriate number of pages and dispatch of the hard copy.

              If to Moneyline:

              Moneyline Networks, LLC
              The Woolworth Building
              233 Broadway
              New York, NY 10270
              Attn: General Counsel

              If to TalkPoint:

              TalkPoint Communications Inc.
              100 William Street
              New York, NY 10038
              Attn: Chief Executive Officer

      Section 9.7 Entire Agreement. Subject to Section 9.1 above regarding the Strategic Alliance Agreement and the Technology License Agreements, this Agreement (including all Appendices) sets forth the entire understanding of the Parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof.

      Section 9.8 Amendments and Waivers. This Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of both Parties. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.

      Section 9.9 Severability. If any term of this Agreement or the application thereof is found invalid, illegal or unenforceable, the remainder of this Agreement will remain in full force and effect, and the Parties will negotiate in good faith to substitute a provision of like economic intent and effect.

      Section 9.10 Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      Section 9.11 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature received via facsimile shall be deemed an original for all purposes.

      Section 9.12 Titles and Subtitles. The titles and subtitles used is this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            (signature page follows)

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

                                              TALKPOINT COMMUNICATIONS INC.

                                              By:_______________________________
                                              Name:
                                              Title:


                                              MONEYLINE NETWORKS, LCC

                                              By:_______________________________
                                              Name:
                                              Title:

                                   APPENDIX A
                                    GLOSSARY

"Affiliate" means, with respect to a Party, any corporation, company, partnership, joint venture, association or other entity, that directly or indirectly controls, is controlled by or is under common control with such Party.

"Existing TalkPoint Customers" means Goldman, Sachs, Morgan Stanley, Bear Stearns, Lehman Brothers, Merrill Lynch, Bank of America and AIG.

"Financial Services Industry" means any and all entities, whose primary business activities are investments, brokerage, trust and fiduciary services, venture capital, consumer, commercial and investment banking, money management or other similar financial services.

"Intellectual Property" means all proprietary rights and other rights in and to:
(i) patents, including design patents and utility patents, reissues, divisions, continuations-in-part and extensions thereof, in each case including all applications therefor; (ii) inventor's certifications and invention disclosures;
(iii) works of authorship, whether copyrightable or not, copyrights, copyright registrations and applications of registration of copyrights and all renewals, modifications and extensions thereof, mask works, moral rights and design rights; (iv) computer systems, including programs, software, object and source code, databases, algorithms, and documentation therefor, in each case including all copyrights therefor; (v) trade secrets and other protectable information, including ideas, formulas, compositions, technical documentation, operating manuals and guides, plans, designs, sketches, inventions, product specifications, engineering reports and drawings, manufacturing and production processes and techniques; drawings, specifications, research records, invention records and technical data; and all other know-how, protected by patent, copyright or trade secret law; and (vi) registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof; provided that, "Intellectual Property" shall specifically exclude all trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, Internet domain names including all applications for registration thereof and all renewals, modifications and extensions thereof ("Trademarks").

"License Trigger Event" means the occurrence of the following during the term of this Agreement: (i) cessation or dissolution of TalkPoint's business or (ii) TalkPoint commencing a voluntary bankruptcy proceeding under Title 11 of the United States Code or (iii) repeated failure of TalkPoint to provide and/or support the TalkPoint Products in accordance with the terms of the applicable Customer Orders and TalkPoint's then-current support policy) or (iv) TalkPoint's inability to provide services in a commercially reasonable manner.

"Managed Video Services" shall have the meaning ascribed to it in the Strategic Alliance Agreement.

"Parties" means Moneyline and TalkPoint.

"Party" means either Moneyline or TalkPoint, as the case may be.

"Strategic Alliance Agreement" means that certain Strategic Alliance Agreement dated May 16, 2002 by and among Moneyline, TalkPoint (formerly known as Video Network Communications, Inc.) and B2B Video Network Corp.

"TalkPoint Products" means all current and future products and services of TalkPoint and its Affiliates, including but not limited to those products and services identified on Appendix B to this Agreement; provided, however, that:
(i) the TalkPoint Products shall not include Managed Video Services or Video Equipment for as long as the Strategic Alliance Agreement is in effect, and (ii) upon any termination or expiration of the Strategic Alliance Agreement, the TalkPoint Products shall be deemed to include the Managed Video Services and the Video Equipment.

"Technology License Agreements" means (i) that certain Technology License Agreement dated May 16, 2002 by and among Moneyline and TalkPoint (formerly known as Video Network Communications, Inc.), and (ii) that certain Technology License Agreement dated May 16, 2002 by and among Moneyline and B2B Video Network Corp.

"Video Equipment" shall have the meaning ascribed to it in the Strategic Alliance Agreement.

                                   APPENDIX B
                           CERTAIN TALKPOINT PRODUCTS

     .   Activecast - webcasting solution and related production services

     .   TalkPoint -

     .   TalkPoint Express -

     .   audio conferencing and video bridging services


The Parties agree to update Appendix B from time to time as new TalkPoint Products become available.